Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jacque Fourchy (831) 761-4741
GRANITE REPORTS FULL YEAR AND FOURTH QUARTER 2010 RESULTS
•	SG&A expenses for the full year decreased 16% to $191.6 million

•	Total company backlog increased $497.2 million to $1.9 billion

•	Financial position remains strong with $395.7 million in cash, cash equivalents and marketable securities
WATSONVILLE, Calif. (February 23, 2011)—Granite Construction Incorporated (NYSE:GVA) today reported a net loss of $59.0 million for the full year 2010, compared to net income of $73.5 million for the full year 2009. Loss per share for the year was $(1.56), compared with earnings per diluted share (EPS) of $1.90 in 2009.
For the fourth quarter of 2010, Granite reported a net loss of $50.0 million, compared to net income of $16.0 million for the fourth quarter of 2009. Loss per share for the quarter ended December 31, 2010 was $(1.32) compared to EPS of $0.41 earned in the prior year period. Included in the fourth quarter of 2010 were restructuring charges of $107.3 million associated with the Company’s Enterprise Improvement Plan. The portion of restructuring charges attributable to noncontrolling interests was approximately $20.0 million.
“During the fourth quarter, we made solid progress towards reducing our cost structure and strengthening the business for the long-term,” said James H. Roberts, Granite President and Chief Executive Officer. “In addition to the necessary but difficult decision to reduce our workforce, we are focusing on optimizing our core business and have committed to divesting of our real estate investment business over the next three years.”
Roberts continued, “We are undoubtedly operating in one of the most difficult economic environments our company has faced in decades. Despite these challenges, we grew backlog in both of our key segments, maintained a solid balance sheet, and continued to position the Company to recapture momentum in 2011.”
Full Year 2010 Financial Results
Total Company
•	Revenue totaled $1.8 billion compared with $2.0 billion in 2009.

•	Gross profit margin was 10 percent compared with 18 percent in 2009 due primarily to lower margins in our beginning backlog of work, compared with a year ago. Also contributing to margin pressure was $156.7 million in revenue from projects that had not yet reached the profit recognition threshold, compared with $68.8 million a year ago.

•	Operating loss for the year was $109.3 million, compared with operating income of $129.2 million in the prior year and includes restructuring charges of $109.3 million.

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•	SG&A expenses were $191.6 million, compared with $228.0 million for the same period last year driven by reductions in salaries and related expenses, incentive compensation, and discretionary spending.

•	Amount attributable to non-controlling interests was a loss of $3.5 million, compared with income of $26.7 million in 2009 due to $20.0 million associated with the impairment charges taken in the fourth quarter 2010.

•	Total contract backlog at December 31, 2010 was $1.9 billion, compared with $1.4 billion at December 31, 2009.
Construction
•	Construction revenue for the full year totaled $943.2 million, compared with $1.2 billion for the same period in 2009 due to a continued weak demand in the private-sector and increased competition for public-sector work.

•	Gross profit margin for the full year was 10 percent, compared with 18 percent for the same period in 2009, driven by lower volumes and increased competition.
Large Project Construction
•	Large Project Construction revenue for the full year totaled $584.4 million, compared with $603.5 million for the same period last year.

•	Gross profit margin for the full year decreased to 12 percent, compared with 20 percent for the same period last year as several new projects generated revenue, but did not reach the profit recognition threshold in 2010.
Construction Materials
•	Construction Materials revenue for the full year totaled $222.1 million compared with $205.9 million for the same period last year.

•	Gross profit margin on the sale of construction materials was 5 percent in 2010, compared with 10 percent in 2009. The decrease is primarily attributable to an increase in fixed costs associated with two new materials processing facilities that came online in late 2009.
Fourth Quarter 2010 Financial Results
Total Company
•	Revenues for the quarter totaled $417.2 million, compared with $434.7 million in 2009.

•	Gross profit margin decreased to 11 percent, down from 21 percent in 2009.

•	Operating loss for the quarter was $98.5 million, compared with operating income of $35.6 million in the prior year. The fourth quarter 2010 includes restructuring charges of $107.3 million related to workforce reductions as well as real estate and fixed asset impairment charges.

•	Selling, general and administrative expenses decreased $16.7 million quarter over quarter to $39.8 million.

•	Amount attributable to noncontrolling interests was a loss of $15.4 million, compared with income of $11.0 million in 2009 due to $20.0 million associated with the impairment charges taken in the fourth quarter 2010.

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Construction
•	Construction revenues for the quarter totaled $214.1 million, compared with $239.6 million for the same period in 2009.

•	Gross profit margin for the fourth quarter was 12 percent, compared with 20 percent for the same period last year. The decrease was affected by overall lower demand and lower margins due to the competitive environment.
Large Project Construction
•	Large project construction revenues for the quarter totaled $154.8 million, compared with $147.5 million for the same period in 2009.

•	Gross profit margin for the fourth quarter was 11 percent, compared with 26 percent for the same period last year, reflecting an increase in revenue on projects that have yet to reach the profit recognition threshold.
Construction Materials
•	Construction Materials revenue for the quarter totaled $46.7 million, compared with $47.3 million for the same period in 2009.

•	Gross profit on the sale of construction materials was 5 percent, compared with 8 percent for the same period in 2009.
Outlook
“The actions we are taking to reduce our cost structure are expected to lead to a substantial improvement in our bottom line results in 2011. In addition, we anticipate a positive impact to earnings from some large projects reaching the profit recognition threshold. While the pipeline of large project bidding opportunities remains full, our goal is to build high quality backlog that will provide the best return for our shareholders. The large project construction market offers a great deal of near-term growth potential for our business and we are excited about the opportunities this segment of our business will provide.
“Our Construction segment is starting 2011 with a healthy backlog of work; however, we anticipate the competitive environment will remain very tough. Additionally, we expect the demand for our services and construction materials from the private-sector in the west will remain under pressure for the balance of the year.
“Funding for transportation infrastructure will continue to be a focus for us this year as we advocate for a multi-year highway bill that will provide the industry with much needed visibility. Despite these macro-economic challenges, we will continue to move forward with our strategy to operate our business as efficiently and effectively as possible,” said Roberts.
Conference Call
Granite will conduct a conference call tomorrow, February 24, 2011, at 8 a.m. Pacific time/11 a.m. Eastern time to discuss the results of the fourth quarter and year ended December 31, 2010. Access to a live audio webcast is available at www.graniteconstruction.com/investor-relations. The live conference call may be accessed by calling (877) 693-6483, or (706) 758-5304 for international listeners. The conference ID for the call is 41332342. The call will be recorded and will be available for replay from approximately two hours after the live audio

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webcast through March 10, 2011, by calling (800) 642-1687 or (706) 645-9291. The conference ID for the recording is 41332342.
About Granite
Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the FTSE KLD 400 Social Index and the Russell 2000 Index. Granite Construction Company, a wholly owned subsidiary, is one of the nation’s largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public- and private-sector clients through its offices and subsidiaries nationwide. For more information about Granite, please visit its website at www.graniteconstruction.com.
Forward-looking Statements
This news release contains statements that are not based on historical facts and which may be forward-looking in nature. Under the Private Securities Litigation Reform Act of 1995, a “safe harbor” may be provided to Granite for certain of these forward-looking statements. Words such as outlook, believes, expects, appears, may, will, should, anticipates and the negatives thereof or comparable terminology are intended to identify these forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of Granite’s senior management and are based on its current expectations and projections concerning future events, many of which are outside of Granite’s control and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those risks described in Granite’s Annual Report under “Item 1A. Risk Factors.” Except as required by law, Granite undertakes no obligation to revise or update any forward-looking statements for any reason. As a result, the reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.
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GRANITE CONSTRUCTION INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited — in thousands, except share and per share data)

	December 31,	December 31,
	2010	2009

ASSETS

Current assets
Cash and cash equivalents	$252,022	$338,956
Short-term marketable securities	109,447	42,448
Receivables, net	243,986	280,252
Costs and estimated earnings in excess of billings	10,519	10,619
Inventories	51,018	45,800
Real estate held for development and sale	75,716	139,449
Deferred income taxes	53,877	31,034
Equity in construction joint ventures	74,716	67,693
Other current assets	42,555	50,467

Total current assets	913,856	1,006,718

Property and equipment, net	473,607	520,778

Long-term marketable securities	34,259	76,937

Investments in affiliates	31,410	24,644

Other noncurrent assets	82,401	80,498

Total assets	$1,535,533	$1,709,575

LIABILITIES AND EQUITY

Current liabilities
Current maturities of long-term debt	$8,359	$15,017
Current maturities of non-recourse debt	29,760	43,961
Accounts payable	129,700	131,251
Billings in excess of costs and estimated earnings	120,185	156,041
Accrued expenses and other current liabilities	150,773	159,843

Total current liabilities	438,777	506,113

Long-term debt	217,014	225,203

Long-term non-recourse debt	25,337	19,485

Other long-term liabilities	47,996	48,998

Deferred income taxes	10,774	27,220

Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares in 2010 and 2009; issued and outstanding 38,745,542 shares as of December 31, 2010 and 38,635,021 shares as of December 31, 2009	387	386
Additional paid-in capital	104,232	94,633
Retained earnings	656,412	735,632

Total Granite Construction Incorporated shareholders’ equity	761,031	830,651
Noncontrolling interests	34,604	51,905

Total equity	795,635	882,556

Total liabilities and equity	$1,535,533	$1,709,575

GRANITE CONSTRUCTION INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited — in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue
Construction	$214,127	$239,633	$943,245	$1,151,743
Large project construction	154,781	147,516	584,406	603,517
Construction materials	46,677	47,257	222,058	205,945
Real estate	1,643	342	13,256	2,274

Total revenue	417,228	434,748	1,762,965	1,963,479

Cost of revenue
Construction	187,831	190,758	847,536	942,256
Large project construction	137,108	108,812	517,099	483,417
Construction materials	44,151	43,637	210,040	184,705
Real estate	1,921	320	10,506	3,592

Total cost of revenue	371,011	343,527	1,585,181	1,613,970

Gross profit	46,217	91,221	177,784	349,509

Selling, general and administrative expenses	39,766	56,422	191,593	228,046
Restructuring charges	107,297	9,453	109,279	9,453
Gain on sales of property and equipment	2,331	10,291	13,748	17,169

Operating (loss) income	(98,515)	35,637	(109,340)	129,179

Other income (expense)
Interest income	833	1,135	4,980	5,049
Interest expense	(2,446)	(5,170)	(9,740)	(15,756)
Equity in income of affiliates	933	3,336	756	7,696
Other income, net	1,114	4,405	6,968	12,683

Total other income	434	3,706	2,964	9,672

(Loss) income before (benefit from) provision for income taxes	(98,081)	39,343	(106,376)	138,851

(Benefit from) provision for income taxes	(32,695)	12,334	(43,928)	38,650

Net (loss) income	(65,386)	27,009	(62,448)	100,201

Amount attributable to noncontrolling interests	15,367	(10,976)	3,465	(26,701)

Net (loss) income attributable to Granite Construction Incorporated	$(50,019)	$16,033	$(58,983)	$73,500

Net (loss) income per share attributable to common shareholders:
Basic (1)	$(1.32)	$0.41	$(1.56)	$1.91
Diluted (1)	$(1.32)	$0.41	$(1.56)	$1.90
Weighted average shares of common stock:
Basic	37,875	37,608	37,820	37,566
Diluted	37,875	37,723	37,820	37,683

Note:

(1)	Computed using the two-class method, except when in a net loss position

GRANITE CONSTRUCTION INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited — in thousands)

Years Ended December 31,	2010	2009

Operating activities	$(62,448)	$100,201
Net (loss) income
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Restructuring impairment charges	93,862	1,449
Other impairment charges	821	4,110
Inventory written down	2,846	3,097
Depreciation, depletion and amortization	74,435	80,195
Provision for (recovery of) doubtful accounts	368	(4,404)
Gain on sales of property and equipment	(13,748)	(17,169)
Change in deferred income taxes	(39,289)	21,107
Stock-based compensation	13,040	10,765
Loss (gain) from marketable securities	680	(485)
Gain on company owned life insurance	(3,321)	(2,551)
Equity in income of affiliates	(756)	(7,696)
Changes in assets and liabilities, net of the effects of consolidations	(37,172)	(124,318)

Net cash provided by operating activities	29,318	64,301

Investing activities
Purchases of marketable securities	(121,626)	(99,011)
Maturities of marketable securities	74,000	36,970
Proceeds from marketable securities	15,000	7,966
Purchase of company owned life insurance	(8,195)	(8,000)
Proceeds from company owned life insurance	2,078	—
Additions to property and equipment	(37,004)	(87,645)
Proceeds from sales of property and equipment	21,148	23,020
Purchase of private preferred stock	(6,400)	—
Contributions to affiliates, net	(1,658)	(4,969)
Issuance of notes receivable	(1,313)	(11,314)
Collection of notes receivable	3,126	13,104
Other investing activities	409	—

Net cash used in investing activities	(60,435)	(129,879)

Financing activities
Proceeds from long-term debt	1,918	10,750
Long-term debt principal payments	(19,829)	(18,856)
Cash dividends paid	(20,150)	(20,057)
Purchase of common stock	(3,641)	(3,431)
Contributions from noncontrolling partners	7,321	420
Distributions to noncontrolling partners	(21,498)	(26,019)
Other financing activities, net	62	884

Net cash used in financing activities	(55,817)	(56,309)

Decrease in cash and cash equivalents	(86,934)	(121,887)

Cash and cash equivalents at beginning of year	338,956	460,843

Cash and cash equivalents at end of year	$252,022	$338,956

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited — in thousands)

	Three Months Ended December 31,				Years Ended December 31,
		Large Project	Construction			Large Project	Construction
	Construction	Construction	Materials	Real Estate	Construction	Construction	Materials	Real Estate

2010
Revenue	$214,127	$154,781	$46,677	$1,643	$943,245	$584,406	$222,058	$13,256
Gross profit (loss)	$26,296	$17,673	$2,526	$(278)	$95,709	$67,307	$12,018	$2,750
Gross profit (loss) as a percent of revenue	12.3%	11.4%	5.4%	-16.9%	10.1%	11.5%	5.4%	20.7%

2009
Revenue	$239,633	$147,516	$47,257	$342	$1,151,743	$603,517	$205,945	$2,274
Gross profit (loss)	$48,875	$38,704	$3,620	$22	$209,487	$120,100	$21,240	$(1,318)
Gross profit (loss) as a percent of revenue	20.4%	26.2%	7.7%	6.4%	18.2%	19.9%	10.3%	-58.0%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited — in thousands)

	December 31, 2010		December 31, 2009

Construction	$465,271	24.5%	$359,359	25.6%
Large Project Construction	1,433,899	75.5%	1,042,629	74.4%

Total	$1,899,170	100.0%	$1,401,988	100.0%